UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2015

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission

File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

880 Winter Street, Suite 210 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 8, 2015, BG Medicine, Inc. (the “Company”) filed a Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a 1-for-4 reverse stock split of its common stock. The reverse stock split took effect at 5:00 pm Eastern Time on July 8, 2015 and the Company’s common stock will open for trading on July 9, 2015 on a post-split basis.

The filing of the Certificate of Amendment followed (i) the approval by the Company’s stockholders at the Company’s 2015 Annual Meeting of Stockholders held on July 7, 2015 (the “Annual Meeting”) of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of its common stock, at a ratio in the range of 1-for-2 to 1-for-6, such ratio to be determined by the Company’s Board of Directors, and (ii) the subsequent approval by the Company’s Board of Directors of the specific 1-for-4 ratio. The results of the Annual Meeting and the approval of the reverse stock split were disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2015.

As a result of the reverse stock split that took effect on July 8, 2015, every four shares of the Company’s pre-reverse split common stock will be combined and reclassified into one share of its post-reverse split common stock. The reverse stock split reduces the number of shares of the Company’s common stock outstanding from approximately 34.6 million pre-reverse split shares to approximately 8.6 million post-reverse split shares. No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the reverse stock split will receive one whole share of common stock by virtue of rounding up such fractional share to the next highest whole share. The Company’s post-reverse split common stock has a new CUSIP number: 08861T206, but the par value and other terms of the common stock were not affected by the reverse stock split. The post-reverse split common stock will continue to trade on The NASDAQ Capital Market under the symbol “BGMD”.

The Company’s transfer agent, Computershare Trust Company, N.A., is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of certificates for common stock.

On July 8, 2015, the Company also issued a press release announcing the reverse stock split.

A copy of the Certificate of Amendment to the Company’s Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on July 8, 2015 is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release announcing the reverse stock split that the Company issued on July 8, 2015 is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation of BG Medicine, Inc., dated July 8, 2015.

99.1	Press Release, dated July 8, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: July 8, 2015	/s/ Stephen P. Hall
Stephen P. Hall
Executive Vice President & Chief Financial Officer